Exhibit 10.7

PRESBIA HOLDINGS

AMENDMENT NUMBER ONE TO STOCK PLAN

This Amendment Number One (the “Amendment”) to the Presbia Holdings Stock Plan (the “Plan”) is entered into by Presbia Holdings, a company organized under the laws of the Cayman Islands (the “Company”) effective as of October 21, 2013.

WHEREAS, the Company sponsors and maintains the Plan;

WHEREAS, the Company desires to adopt certain clarifying amendments to the Plan; and

WHEREAS, Section 8.1 of the Plan reserves to the Board of Directors of the Company the right to amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 2.1(f) of the Plan is hereby amended to read as follows:

“Common Stock” means, subject to Section 9.3, the Company’s Ordinary Shares, par value US$0.0001 per share.”

2. Section 3.1 of the Plan is hereby amended to read as follows:

“3.1 Term. The Plan shall become effective as of the Effective Date and terminate as provided in Section 8.2. The Plan shall continue to govern any Awards outstanding following termination of the Plan.”

3. The last sentence of Section 3.3 of the Plan is hereby amended to read as follows:

“Except as otherwise provided in the applicable Award Agreement or the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.”

4. Section 4.3 of the Plan is hereby deleted in its entirety.

5. Section 5.2(e)(i) of the Plan is hereby amended to read as follows:

“(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the company, or any corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;”

6. Section 5.4 of the Plan is hereby amended to read as follows:

“(d) Ownership. During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Section 5.4(b) hereof, including the right to receive dividends with respect to such shares and to vote such shares; provided that, unless otherwise set forth in a Grantee’s Restricted Stock Agreement, any cash or share dividends with respect to the Restricted Stock shall be withheld by the Company for the Grantee’s account, shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate and shall be paid or delivered to the Grantee as and when the foregoing restrictions on the shares of Restricted Stock to which such dividends relate lapse (without the accrual or payment of interest on any cash dividends so withheld).”

7. Section 9.3(b) of the Plan is hereby amended to read as follows:

“(b) Reorganizations. In the event that the Company is party to a merger or reorganization (including, without limitation, any transaction determined by the Committee to be a corporate transaction covered by Treas. Reg. §1.409A-1(b)(5)(iii)(E)(4)), outstanding Options and other Awards shall be subject to the agreement of merger, reorganization or other agreement effecting such transaction.

8. Section 9.4(b) of the Plan is hereby amended to read as follows:

“(b) The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a):

(i) by delivery of shares of Common Stock owned by the Grantee for at least six months (or such shorter or longer period as the Committee may approve) having a Fair Market Value (determined as of the date of such delivery) equal to all or part of the minimum amount that is statutorily required to be withheld; or

(ii) by electing to have the Company withhold or repurchase, as applicable, the requisite number of shares delivered or otherwise deliverable upon the issuance, exercise, vesting or settlement of an Award having a Fair Market Value (determined as of the date of such withholding or delivery) equal to all or part of the minimum amount that is statutorily required to be withheld.”

Except as amended herein, the Plan shall continue in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Company has executed this Amendment as evidence of its adoption by the Company effective as of the day and year first above written.

PRESBIA HOLDINGS

By:	/s/ Zohar Loshitzer
	Name:	Zohar Loshitzer
	Title:	Director